UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

(Rule 14a-101)

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Codorus Valley Bancorp, Inc.
(Name of Registrant as Specified in Its Charter)

DRIVER MANAGEMENT COMPANY LLC Driver Opportunity Partners I LP J. Abbott R. Cooper Aashish R. Kamat John E. Kiernan A. Dwight Utz
(Name of Persons(s) Filing Proxy Statement, if Other Than the Registrant)

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Driver Management Company LLC, together with the other participants named herein (collectively, “Driver”), intends to file a preliminary proxy statement and accompanying WHITE proxy card with the Securities and Exchange Commission to be used to solicit votes for the election of its slate of highly-qualified director nominees at the 2022 annual meeting of shareholders of Codorus Valley Bancorp, Inc., a Pennsylvania corporation (the “Company”).

Item 1: On March 14, 2022, Driver sent a letter to Craig Kauffman, the Company’s chief executive officer. A copy of the letter is set forth below. Driver also posted the letter to its website and on twitter and LinkedIn. Screen shots of those posts are set forth below.

March 14, 2022

Mr. Craig Kauffman

Chief Executive Officer

Codorus Valley Bancorp, Inc.

105 Leader Heights Road

York, PA 17405

VIA EMAIL

Craig,

Three questions:

First, why didn’t Codorus Valley Bancorp, Inc. (“CVLY”; its subsidiary PeoplesBank, A Codorus Valley Company, the “Bank”) foreclose on the Faux-rrai that secured the $8,040,00 loan (the “Welkowitz Loan”) made to Richard Welkowitz?

Second, why did CVLY report—on April 7, 2020, well before the Faux-rrari went to auction—that it expected to lose approximately $7.5 million on the Welkowtiz Loan?1

Third, did the Bank ever actually see the title to the Faux-rrai that secured the Welkowitz Loan?

* * *

In a letter dated January 7, 2020, an attorney for the Bank notified the Estate of Richard Welkowitz and Stephen Gurba that Welkowitz’s death constituted an event of default under the Welkowitz Loan and that the Bank reserved the right to take possession of the Faux-rrari. However, in a declaration made June 14, 2021, Amy Doll, the Bank’s Chief Lending Officer, states that the Faux-rrari was “sold by the Estate of Richard Welkowitz at an auction sale,” which clearly suggests that the Bank never took possession of the Faux-rrari. 2

Other lenders began filing claims against the Estate of Richard Welkowitz beginning on January 15, 2020, and, by the end of January 2020, lenders had filed claims for more than $65 million.3 Against this backdrop of mounting claims, and given that the Faux-rrari was the sole collateral for the Welkowitz Loan, why didn’t the Bank immediately take possession of a car that was allegedly worth $45-50 million?

It appears that the auction sale took place in July 2020.4 Doll also states in her declaration that “shortly before the auction sale, PeoplesBank learned that the vehicle was a replica of a 1959 Ferrari.” However, CVLY publicly disclosed on April 7, 2021 that it expected to write off $7.5 million of the “approximately $8 million” credit exposure. Did CVLY know then that the Faux-rrari was a fake? As an investor, I would think that—given CVLY failure to take even rudimentary steps to protect itself from what seems to have been an easily discoverable attempt at fraud—the details of the Welkowitz Loan, and particularly its collateral, would have been material information that should have been disclosed to shareholders.

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1 https://www.sec.gov/Archives/edgar/data/0000806279/000089710120000238/codorus200604_8k.htm.

2 The declaration and all emails referenced herein may be reviewed at https://www.drivermanagementcompany.com/codorus-valley-bancorp.

3 https://paperless.co.lancaster.pa.us/psi3/v/detail/Case/130386.

4 https://lancasteronline.com/news/local/late-developer-welkowitz-s-ferraris-other-cars-fetch-more-than-7-million-at-auction-estate/article_e4fa6a00-cd29-11ea-bcab-4bc4ff8fdcd9.html

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In her declaration, Doll, the Bank’s Chief Lending Officer, states that the Bank recorded lien on the Faux-rrari by filing a Form MV-38L with the Pennsylvania Department of Transportation. To record a lien using Form MV-38L, either the current title must be attached to the form or the applicant must select from four options (lost/destroyed, stolen, defaced or never received) to provide an answer to “Reasons For Duplicate Title.”5

Emails filed as exhibits to Reply Memorandum of Defendants PeoplesBank, Craig Kauffman and Amy Doll in Support of Motion to Dismiss Second Amended Complaint in the case of Stephen L. Gurba vs. PeoplesBank, et al., Case No: 8:20-cv-021713-CEH-CPT, United States District Court for the Middle District of Florida suggest that CVLY experienced difficulty in obtaining title to the Faux-rrari,

From an email dated August 29, 2019, from Doll to Stephen L. Gurba:

On a side note, Rich and I have been discussing timing of closing. I have draft docs available from our counsel and will forward them to both of you. However, we are working on the timing with transfer of title of the car for Rich and trying to allow us to move forward with closing prior to having physical possession of the title. We think we have a solution. If so, we can look to close asap.

From an email dated August 30, 2019 from Doll to Gurba:

We actually think we have a way to close before Rich gets the title.

From an email dated September 4, 2019 from Doll to Richard Welkowitz and Gurba:

In order to close the loan ASAP, we will need to control payoff and movement of title from Gratz. All this means that we will need the payoff funds at or prior to closing, which shouldn’t be too impactful since I believe Rich planned to handle paying off on his own this week. The difference is that we just communicate with Gratz on the title. If Rich does it directly, then it delays this a few weeks until title makes it back around to Rich then us.

It also appears that Gratz (presumably the same Gratz that rendered the appraisal valuing the Faux-rrari at $45-50 million) had a lien on the Faux-rrari. From the same September 4, 2019 email listing conditions to closing the loan:

Funds provided to bank at or before closing to control payoff of existing lien on the car with Gratz.

Did anyone think it was strange that the same person who provided the appraisal of the Faux-rrari also had a security interest in the same car? Did anyone think to ask what that lien was securing? Or, if it was securing a loan and Welkowitz had sufficient funds to pay off that loan, why he wouldn’t just use those funds to pay off his loans with the Bank?

* * *

You received cash bonuses of $46,309 in 2019 and $78,044 in 2020 while Ms. Doll received cash bonuses of $24,261 in 2019 and $36,713 in 2020.6 Given what has come to light so far regarding the Welkowitz Loan and the Faux-rrari, do you believe that you and Ms. Doll should return those bonuses?

Very truly yours,

/s/ J. Abbott R. Cooper

____________________

5 https://www.dot.state.pa.us/public/dvspubsforms/BMV/BMV%20Forms/MV-38L.pdf.

6 https://www.sec.gov/Archives/edgar/data/0000806279/000089710121000271/codorus210474_def14a.htm

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CERTAIN INFORMATION CONCERNING THE PARTICIPANTS

Driver Management Company LLC, together with the other participants named herein (collectively, “Driver”), intends to file a preliminary proxy statement and accompanying WHITE proxy card with the Securities and Exchange Commission to be used to solicit votes for the election of its slate of highly-qualified director nominees at the 2022 annual meeting of shareholders of Codorus Valley Bancorp, Inc., a Pennsylvania Company (the “Company”).

DRIVER STRONGLY ADVISES ALL SHAREHOLDERS OF THE COMPANY TO READ THE PROXY STATEMENT AND OTHER PROXY MATERIALS AS THEY BECOME AVAILABLE BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION. SUCH PROXY MATERIALS WILL BE AVAILABLE AT NO CHARGE ON THE SEC’S WEB SITE AT HTTP://WWW.SEC.GOV. IN ADDITION, THE PARTICIPANTS IN THIS PROXY SOLICITATION WILL PROVIDE COPIES OF THE PROXY STATEMENT WITHOUT CHARGE, WHEN AVAILABLE, UPON REQUEST. REQUESTS FOR COPIES SHOULD BE DIRECTED TO THE PARTICIPANTS’ PROXY SOLICITOR.

The participants in the proxy solicitation are anticipated to be Driver Management Company LLC (“Driver Management”), Driver Opportunity Partners I LP (“Driver Opportunity”), J. Abbott R. Cooper, Aashish Kamat, John E. Kiernan and A. Dwight Utz.

As of the date hereof, the participants in the proxy solicitation beneficially own in the aggregate 640,880 shares of Common Stock, par value $2.50 per share, of the Company (the “Common Stock”). As of the date hereof, Driver Opportunity beneficially owns directly 640,880 shares of Common Stock, including 1,000 shares held in record name. As the general partner of Driver Opportunity, Driver Management may be deemed to beneficially own the shares of Common Stock directly beneficially owned by Driver Opportunity. Mr. Cooper, as the Managing Member of Driver Management, may be deemed to beneficially own the shares of Common Stock directly beneficially owned by Driver Opportunity. As of the date hereof, none of Messrs. Kamat, Kiernan or Utz own beneficially or of record any securities of the Company.

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CERTAIN INFORMATION CONCERNING THE PARTICIPANTS

Driver Management Company LLC, together with the other participants named herein (collectively, “Driver”), intends to file a preliminary proxy statement and accompanying WHITE proxy card with the Securities and Exchange Commission to be used to solicit votes for the election of its slate of highly-qualified director nominees at the 2022 annual meeting of shareholders of Codorus Valley Bancorp, Inc., a Pennsylvania Company (the “Company”).

DRIVER STRONGLY ADVISES ALL SHAREHOLDERS OF THE COMPANY TO READ THE PROXY STATEMENT AND OTHER PROXY MATERIALS AS THEY BECOME AVAILABLE BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION. SUCH PROXY MATERIALS WILL BE AVAILABLE AT NO CHARGE ON THE SEC’S WEB SITE AT HTTP://WWW.SEC.GOV. IN ADDITION, THE PARTICIPANTS IN THIS PROXY SOLICITATION WILL PROVIDE COPIES OF THE PROXY STATEMENT WITHOUT CHARGE, WHEN AVAILABLE, UPON REQUEST. REQUESTS FOR COPIES SHOULD BE DIRECTED TO THE PARTICIPANTS’ PROXY SOLICITOR.

The participants in the proxy solicitation are anticipated to be Driver Management Company LLC (“Driver Management”), Driver Opportunity Partners I LP (“Driver Opportunity”), J. Abbott R. Cooper, Aashish Kamat, John E. Kiernan and A. Dwight Utz.

As of the date hereof, the participants in the proxy solicitation beneficially own in the aggregate 640,880 shares of Common Stock, par value $2.50 per share, of the Company (the “Common Stock”). As of the date hereof, Driver Opportunity beneficially owns directly 640,880 shares of Common Stock, including 1,000 shares held in record name. As the general partner of Driver Opportunity, Driver Management may be deemed to beneficially own the shares of Common Stock directly beneficially owned by Driver Opportunity. Mr. Cooper, as the Managing Member of Driver Management, may be deemed to beneficially own the shares of Common Stock directly beneficially owned by Driver Opportunity. As of the date hereof, none of Messrs. Kamat, Kiernan or Utz own beneficially or of record any securities of the Company.

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